EXHIBIT 16

EXHIBIT 16 TO FORM 8-K


August 16, 1999


Securities and Exchange Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read item 4 of Form 8-K dated August 16, 1999 of Hydron Technologies, Inc. and are in agreement with the statements contained in the second and third paragraphs on page two therein, as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                       Very truly yours,

                                                       Ernst & Young LLP

                                       5